UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 2, 2022

MARTEN TRANSPORT, LTD.
(Exact name of registrant as specified in its charter)

Delaware	0-15010	39-1140809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

129 Marten Street Mondovi, Wisconsin	54755
(Address of principal executive offices)	(Zip Code)

(715) 926-4216
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, Par Value	MRTN	THE NASDAQ STOCK MARKET LLC
$.01 Per Share		(NASDAQ GLOBAL SELECT MARKET)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management.

Item 5.02         Departure of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of John H. Turner

On May 2, 2022, John H. Turner, Marten Transport, Ltd.’s (the “Company’s”) Executive Vice President of Sales and Marketing, retired.

Compensatory Arrangements of Certain Officers

On May 3, 2022, the Company’s Compensation Committee approved an increase to the base salary for each of the Company’s named executive officers listed below, retroactive to April 4, 2022. Effective April 4, 2022, the named executive officers will receive the following annual base salaries in the listed positions:

Name and Position as of May 3, 2022	Former Base Salary	Base Salary Effective April 4, 2022

Randolph L. Marten	$735,060	$794,000
(Executive Chairman)
Timothy M. Kohl	$675,000	$729,000
(Chief Executive Officer)
James J. Hinnendael	$370,000	$400,000
(Executive Vice President and Chief Financial Officer)
Douglas P. Petit	$360,000	$389,000
(President)

Compensatory Arrangements of Non-employee Directors

On May 3, 2022, the Company’s Compensation Committee also reviewed and approved the following fee schedule for non-employee directors effective as of May 1, 2022, which decreased the compensation of the Compensation Committee Chair from $15,000 to $10,000, increased the compensation for the Nominating/Corporate Governance Committee Chair from $7,500 to $10,000 and increased the annual grant upon re-election to the Board by the Company’s stockholders from 2,500 to 3,000 shares of common stock, but otherwise remains unchanged from the prior fee schedule:

Annual Board Retainer	$45,000
Lead Director	15,000
Audit Committee chair	15,000
Compensation Committee chair	10,000
Nominating/Corporate Governance Committee chair	10,000

Non-employee directors also receive $1,500 for attendance at each Board meeting, $750 for each committee meeting attended and reimbursement for out-of-pocket expenses related to attending meetings.

Each non-employee director will also receive a grant of 3,000 shares of common stock in connection with re-election to the Board by the stockholders.

Item 5.07          Submission of Matters to a Vote of Security Holders.

Marten Transport, Ltd. held its 2022 Annual Meeting of Stockholders on May 3, 2022. The final results of the stockholder vote on the business brought before the meeting are as follows:

1.    To elect seven directors to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Our stockholders duly elected all director nominees as follows:

	For	Withheld	Broker Non-Votes
Randolph L. Marten	70,358,709	1,229,786	3,092,461
Larry B. Hagness	55,028,199	16,560,296	3,092,461
Thomas J. Winkel	66,153,112	5,435,383	3,092,461
Jerry M. Bauer	55,031,337	16,557,158	3,092,461
Robert L. Demorest	36,193,904	35,394,591	3,092,461
Ronald R. Booth	67,913,419	3,675,076	3,092,461
Kathleen P. Iverson	71,116,639	471,856	3,092,461

2.         To consider and hold a vote on an advisory resolution to approve executive compensation. Our stockholders approved this proposal as follows:

For	Against	Abstain	Broker Non-Votes
70,851,716	625,423	111,356	3,092,461

3.         To consider a proposal to ratify the selection of Grant Thornton LLP as our independent public accountants for the year ending December 31, 2022. Our stockholders approved this proposal as follows:

For	Against	Abstain	Broker Non-Votes
74,312,775	354,792	13,389	0

4.         To transact other business if properly brought before the Annual Meeting or any adjournment thereof. Our stockholders voted on this proposal as follows:

For	Against	Abstain	Broker Non-Votes
21,411,818	50,002,840	173,837	3,092,461

Section 8 – Other Events

Item 8.01 Other Events.

On May 4, 2022, the Company issued a press release announcing that its board of directors had declared a regular quarterly cash dividend of $0.06 per share of common stock and approved an increase from current availability in the Company’s share repurchase program to $50 million, or approximately 3.1 million shares, of its common stock. The dividends will be payable on June 30, 2022 to stockholders of record at the close of business on June 16, 2022.

Attached hereto as Exhibit 99.1 is a copy of Marten’s press release dated May 4, 2022 announcing the regular quarterly dividend and increase in the share repurchase program.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)         Financial Statements of Businesses Acquired.

Not Applicable.

(b)         Pro Forma Financial Information.

Not Applicable.

(c)         Shell Company Transactions.

Not Applicable.

(d)         Exhibits.

Exhibit No.	Description

10.1	Named Executive Officer Compensation (included herewith).
99.1	Press Release dated May 4, 2022 (included herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEN TRANSPORT, LTD.

Dated: May 6, 2022	By:	/s/ James J. Hinnendael
James J. Hinnendael
Its: Executive Vice President and
Chief Financial Officer